UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

CELLSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

601 S. Royal Lane, Coppell, Texas  75019

(Address of principal executive offices)     (Zip Code)

(972) 462-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.

On March 14, 2007, CellStar Corporation (the “Company”) issued a press release announcing that the deregistration of is common stock will be delayed following the completion of the proposed sale of its U.S. and Miami operations to a wholly-owned subsidiary of Brightpoint, Inc. (the “Transaction”).  In the Proxy Statement for its Special Meeting of stockholders to be held on March 28, 2007, the Company stated that immediately following the Transaction, it intended to file a Form 15 with the Securities and Exchange Commission to deregister its common stock under the Securities Exchange Act of 1934.  In order to deregister its common stock, the Company must have less than 300 stockholders of record as of the date of filing the Form 15.  The Company currently has more than 300 stockholders of record and is amending its Proxy Statement to state that it does not believe it will be able to deregister its common stock immediately after the closing of the Transaction.  As a result, the Company will be required to file its Quarterly Report on Form 10-Q for the first quarter of 2007 on or about April 9, 2007.  If after closing the number of record holders falls below 300, the Company intends to deregister its common stock at that time.

The Company also announced that it has received notification from the Federal Trade Commission that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has been granted with respect to the Transaction.  The early termination of the waiting period satisfies a condition to closing of the Transaction.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	CellStar Corporation press release dated March 14, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

	By:	/s/ Elaine Flud Rodriguez
Date: March 15, 2007	Elaine Flud Rodriguez
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description
EX-99.1	CellStar Corporation press release dated March 14, 2007.